As filed with the Securities and Exchange Commission on June 30, 2005

Registration No. 333-113718

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TERCICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0042539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

651 Gateway Boulevard

Suite 950

South San Francisco, CA 94080

(650) 624-4900

(Address of principal executive offices, including zip code)

2002 Stock Plan

2002 Executive Stock Plan

2004 Stock Plan

2004 Employee Stock Purchase Plan

(Full titles of the plans)

John A. Scarlett, M.D.

President and Chief Executive Officer

Tercica, Inc.

651 Gateway Boulevard

Suite 950

South San Francisco, CA 94080

(650) 624-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq.

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(6)
Common Stock, par value $0.001 per share, to be issued pursuant to outstanding options under the 2002 Stock Plan and the 2002 Executive Stock Plan	1,080,722	(2)	$2.41	(3)	$2,604,540.02	$330.00
Common Stock, par value $0.001 per share, reserved for future issuance under the 2004 Stock Plan	2,178,838	(2)	$9.00	(4)	$19,609,542.00	$2,484.53
Common Stock, par value $0.001 per share, reserved for future issuance under the 2004 Employee Stock Purchase Plan	100,000	(2)	$9.00	(5)	$765,000.00	$96.93
Total	3,359,560	(2)			$22,979,082.02	$2,911.46

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	No additional securities are being registered hereby.
(3)	The registration fee for the shares of Common Stock to be issued pursuant to outstanding options under each employee stock plan was calculated in accordance with Rule 457(h) of the Securities Act based upon the weighted average price per share at which the options may be exercised.
(4)	Estimated in accordance with Rule 457(a) solely for the purpose of calculating the registration fee based upon the price to public of $9.00 per share set forth on the cover page of the Registrant’s prospectus in connection with the Registrant’s initial public offering.
(5)	Estimated in accordance with Rule 457(a) solely for the purpose of calculating the registration fee based upon 85% of the price to public of $9.00 per share set forth on the cover page of the Registrant’s prospectus in connection with the Registrant’s initial public offering. Pursuant to the Registrant’s 2004 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall mean an amount equal to 85% of the lower of the fair market value of a share of Common Stock at the beginning of an offering period or after a purchase period ends.
(6)	The registration fee was paid upon filing of the original Registration Statement on Form S-8 (No. 333-113718), filed on March 18, 2004. Therefore, no further registration fee is required.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (No. 333-113718), filed on March 18, 2004 (the “Original Filing”), is being filed by Tercica, Inc. (the “Company”) relating to 3,359,560 shares of its Common Stock, par value $0.001 per share, issuable pursuant to the Company’s 2002 Stock Plan, 2002 Executive Stock Plan, 2004 Stock Plan and 2004 Employee Stock Purchase Plan. Due to an administrative error, the Original Filing did not identify the Company’s 2002 Stock Plan and 2002 Executive Stock Plan as being covered by the Original Filing; however, the shares issuable upon exercise of outstanding options under the 2002 Stock Plan and the 2002 Executive Stock Plan at the time of the Original Filing were registered on the Original Filing. The Original Filing incorrectly identified these shares as being issuable upon exercise of outstanding options under the 2004 Stock Plan. At the time of the Original Filing, no options were outstanding under the 2004 Stock Plan. The Company is filing this Amendment to correct the identification of the plans covered by the Original Filing.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents filed by Tercica, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Company’s Current Report on Form 8-K, filed with the SEC on June 17, 2005.

(b) The Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2005.

(c) The Company’s Current Report on Form 8-K, filed with the SEC on May 26, 2005.

(d) The Company’s Current Report on Form 8-K, filed with the SEC on May 19, 2005.

(e) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed with the SEC on May 16, 2005.

(f) The Company’s Current Report on Form 8-K, filed with the SEC on May 3, 2005.

(g) The Company’s Current Report on Form 8-K, filed with the SEC on April 19, 2005.

(h) The Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 24, 2005.

(i) The Company’s Current Report on Form 8-K, filed with the SEC on March 18, 2005.

(j) The Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2005.

(k) The Company’s Current Report on Form 8-K, filed with the SEC on February 28, 2005.

(l) The Company’s Current Reports on Form 8-K, each filed with the SEC on February 17, 2005; provided, however, that the information furnished under Item 2.02 and the press release furnished to the SEC in connection therewith is not and shall not be incorporated by reference herein.

(m) The Company’s Current Report on Form 8-K, filed with the SEC on February 8, 2005.

(n) The Company’s Current Report on Form 8-K, filed with the SEC on January 24, 2005.

(o) The Company’s Current Report on Form 8-K, filed with the SEC on January 11, 2005.

(p) The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A (Registration No. 000-50461), filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Article VIII of the Company’s Amended and Restated Certificate of Incorporation and Article VI of the Company’s Amended and Restated Bylaws provide for the indemnification of the Company’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

The Company has also entered into agreements with its directors and officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit Number		Description
5.1		Opinion of Cooley Godward LLP

23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2		Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1		Power of Attorney (contained on the signature pages hereto)

99.1	(1)	2002 Stock Plan, as amended

99.2	(1)	Form of Stock Option Agreement under the 2002 Stock Plan

99.3	(1)	2002 Executive Stock Plan, as amended

99.4	(1)	Form of Stock Option Agreement under the 2002 Executive Stock Plan

99.5	(1)	2004 Stock Plan

99.6	(1)	Form of Option Agreement under the 2004 Stock Plan

99.7	(1)	2004 Employee Stock Purchase Plan

99.8	(1)	Form of Subscription Agreement under the 2004 Employee Stock Purchase Plan

(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-1 (File No. 333-108729) and amendments thereto, declared effective on March 16, 2004, and incorporated herein by reference.

Item 9. Undertakings.

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of City of South San Francisco, State of California, on this thirtieth day of June, 2005.

TERCICA, INC.

By:	/s/ JOHN A. SCARLETT, M.D.
John A. Scarlett, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Scarlett, M.D. and Stephen N. Rosenfield, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John A. Scarlett, M.D. John A. Scarlett, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2005

/s/ Susan Wong Susan Wong	Acting Chief Financial Officer, Vice President, Finance and Controller (Principal Accounting and Financial Officer)	June 30, 2005

/s/ Alexander Barkas, Ph.D. Alexander Barkas, Ph.D.	Director	June 30, 2005

/s/ Ross G. Clark, Ph.D. Ross G. Clark, Ph.D.	Director	June 30, 2005

/s/ Karin Eastham Karin Eastham	Director	June 30, 2005

/s/ Dennis Henner, Ph.D. Dennis Henner, Ph.D.	Director	June 30, 2005

/s/ Thomas G. Wiggans Thomas G. Wiggans	Director	June 30, 2005

/s/ Olle Isaksson, M.D., Ph.D. Olle Isaksson, M.D., Ph.D.	Director	June 30, 2005

/s/ Mark Leschly Mark Leschly	Director	June 30, 2005

/s/ David L. Mahoney David L. Mahoney	Director	June 30, 2005

EXHIBIT INDEX

Exhibit Number		Description
5.1		Opinion of Cooley Godward LLP

23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2		Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1		Power of Attorney (contained on the signature pages hereto)

99.1	(1)	2002 Stock Plan, as amended

99.2	(1)	Form of Stock Option Agreement under the 2002 Stock Plan

99.3	(1)	2002 Executive Stock Plan, as amended

99.4	(1)	Form of Stock Option Agreement under the 2002 Executive Stock Plan

99.5	(1)	2004 Stock Plan

99.6	(1)	Form of Option Agreement under the 2004 Stock Plan

99.7	(1)	2004 Employee Stock Purchase Plan

99.8	(1)	Form of Subscription Agreement under the 2004 Employee Stock Purchase Plan

(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-1 (File No. 333-108729) and amendments thereto, declared effective on March 16, 2004, and incorporated herein by reference.